UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2005

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

The information contained in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 20, 2005, Avanex Corporation (the “Company”) announced the appointment of Richard C. Yonker as Chief Financial Officer of the Company and announced that Linda Reddick, the current Chief Financial Officer of the Company, would become Vice President, Corporate Controller of the Company. These changes became effective on April 25, 2005.

Prior to joining the Company, Mr. Yonker, age 57, was Chief Financial Officer of Actelis Networks, Inc., a telecommunications company, from March 2004 to April 2005. Mr. Yonker was Chief Financial Officer of Bermai, Inc., a wireless chipset company, from December 2003 to February 2004. From February 2003 to November 2003 he was a consultant. Mr. Yonker served as Chief Financial Officer of Agility Communications, Inc., an optical networking component company, from November 2000 to January 2003. From March 2000 to October 2000, Mr. Yonker was Vice President and Chief Financial Officer of MMC Networks, Inc., a semiconductor company acquired by Applied Micro Circuits Corporation in October 2000. Mr. Yonker was Vice President and Chief Financial Officer of the TesseracT Group, Inc., an integrated education management organization, from April 1999 to February 2000. Mr. Yonker serves as a director of LogicVision, Inc. Mr. Yonker holds an MS in Management (Finance) from the Massachusetts Institute of Technology, and a BS in Industrial Engineering from General Motors Institute.

In connection with Mr. Yonker’s appointment as Chief Financial Officer of the Company, Mr. Yonker will be paid an annual base salary of $260,000. In addition, subject to the approval of the Compensation Committee of the Company’s Board of Directors, Mr. Yonker will be granted an option to purchase 350,000 shares of the Company’s Common Stock at the then current fair market value. One fourth of the shares subject to the option shall vest one year after the commencement of Mr. Yonker’s employment with the Company, and 1/48th of the shares subject to the option shall vest monthly thereafter, so that the option shall be fully vested four years from the date of commencement of employment. The vesting of the shares subject to the option may be accelerated in specified circumstances. In addition, Mr. Yonker will be paid a one-time cash bonus in the amount of $10,000 and will be eligible to participate in the Company’s Executive Bonus Plan.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ W. BRIAN KINARD
W. Brian Kinard Vice President, General Counsel

Date: April 26, 2005

3